Exhibit 10(z)

Shares	Date of Grant:
RESTRICTED STOCK AWARD
CLIFF VESTING AWARDS
2004 OMNIBUS STOCK AND INCENTIVE PLAN
FOR DENBURY RESOURCES INC.
     RESTRICTED STOCK AWARD (“Award”) made effective ___(“Date of Grant”) between Denbury Resources Inc. (the “Company”) and ___(“Holder”).
     WHEREAS, the Company desires to grant to the Holder ___Restricted Shares under and for the purposes of the 2004 Omnibus Stock and Incentive Plan for Denbury Resources Inc. (the “Plan”);
     WHEREAS, in accordance with the provisions of Section 16(d) of the Plan, the Restricted Shares will be issued by the Company in the Holder’s name and be issued and outstanding for all purposes (except as provided below or in the Plan) but held by the Company (together with the stock power set forth below) until such time as such Restricted Shares are Vested by reason of the lapse of the applicable restrictions, after which time the Company shall make delivery of the Vested Shares to Holder; and
     WHEREAS, the Company and Holder understand and agree that this Award is in all respects subject to the terms, definitions and provisions of the Plan, and all of which are incorporated herein by reference, except to the extent otherwise expressly provided in this Award.
     NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties agree as follows:
1. Restricted Share Award. The Company hereby sells, transfers, assigns and delivers to the Holder an aggregate of ___Restricted Shares (“Award Restricted Shares”) on the terms and conditions set forth in the Plan and supplemented in this Award, including, without limitation, the restrictions more specifically set forth in Section 2 below, subject only to Holder’s execution of this Award agreement.
2. Vesting of Award Restricted Shares. The Restrictions on the Award Restricted Shares shall lapse (Award Restricted Shares with respect to which Restrictions have lapsed being herein referred to as “Vested Shares”) and become non-forfeitable on the occurrence of the earliest of the dates (“Vesting Date”) set forth in (a) through (d) immediately below:
(a)	the date of the 4th Anniversary of the Date of Grant;

(b)	the date of Holder’s death or Disability;

(c)	the date of a Change in Control;

(d)	the date of Holder’s Separation if such Separation occurs after Holder’s Retirement Vesting Date.
3. Termination of Award If the Holder Separates at any time prior to the Vesting Date, this Award expires, and the Holder’s right to receive all or any part of the Award is permanently forfeited on such date of Separation.
4. Withholding. On the earlier of (i) the date that Award Restricted Shares become Vested Shares and (ii) Holder’s Retirement Vesting Date (which will be the date on which all then unvested Award Restricted Shares will be considered fully Vested for income tax purposes, and, solely for purposes of this Section 4, the number of such Award Restricted Shares which such Holder elects to deliver to the Company to satisfy the minimum tax withholding will be considered Vested Shares), the minimum withholding required to be made by the Company shall be paid by Holder to the Administrator in cash, or by delivery of Shares, which Shares may be in whole or in part Vested Shares, based on the Fair Market Value of such Shares on the date of delivery.
5. Issuance of Shares. Without limitation, Holder shall have all of the rights and privileges of an owner of the Award Restricted Shares (including voting rights) except that Holder shall not be entitled to either delivery of the certificates evidencing any of the Award Restricted Shares, or to Restricted Share Distributions (i.e. dividends), unless and until such Award Restricted Shares become Vested Shares. As soon as reasonably possible following the date Award Restricted Shares become Vested Shares, the Administrator shall issue the certificates evidencing Vested Shares to the Holder, reduced by the number of Vested Shares (if any) delivered to the Administrator to pay required withholding under Section 4 above.
6. No Transfers Permitted. The rights under this Award are not transferable by the Holder otherwise than by will or the laws of descent and distribution, and so long as Holder lives, only Holder or his or her guardian or legal representative shall have the right to receive and retain Vested Shares.
7. Governing Law. without limitation, This Award shall be construed and enforced in accordance with and governed by the laws of delaware.
8. Binding Effect. This Award shall inure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.
9. Severability. If any provision of this Award is declared or found to be illegal, unenforceable or void, in whole or in part, the remainder of this Award will not be affected by such declaration or finding and each such provision not so affected will be enforced to the fullest extent permitted by law.

     IN WITNESS WHEREOF, the Company has caused these presents to be executed on its behalf and its corporate seal to be affixed hereto by its duly authorized representative and the Holder has hereunto set his or her hand and seal, all on the day and year first above written.
     Dated as of this                      day of                    , 200                    .

DENBURY RESOURCES INC.

By:

Gareth Roberts
President and CEO

By:

Phil Rykhoek
Sr. Vice President and CFO

Assignment Separate From Certificate
     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto Denbury Resources Inc. the ___Shares subject to this Award, standing in the undersigned’s name on the books of said Denbury Resources Inc., and do hereby irrevocably constitute and appoint the corporate secretary of Denbury Resources Inc. as attorney to transfer the said stock on the books of Denbury Resources Inc. with full power of substitution in the premises.
          Dated

Holder
ACKNOWLEDGMENT
     The undersigned hereby acknowledges (i) my receipt of this Award, (ii) my opportunity to review the Plan, (iii) my opportunity to discuss this Award with a representative of the Company, and my personal advisors, to the extent I deem necessary or appropriate, (iv) my understanding of the terms and provisions of the Award and the Plan, and (v) my understanding that, by my signature below, I am agreeing to be bound by all of the terms and provisions of this Award and the Plan.
     Without limitation, I agree to accept as binding, conclusive and final all decisions or interpretations (including, without limitation, all interpretations of the meaning of provisions of the Plan, or Award, or both) of the Administrator upon any questions arising under the Plan, or this Award, or both.
     Dated as of this                      day of                                         , 200                    .

Holder

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